EXHIBIT 21


NAME OF SUBSIDIARY                                   JURISDICTION OF
                                                     INCORPORATION

ABS Synectics Sarl                                   France
Bakken Research Center, B.V.                         Netherlands
Biotec International S.r.l.                          Italy
Cardiotron Medizintechnik G.m.b.H.                   Germany
CTD Synectics Ltd.                                   Hong Kong
Dantec Electronique S.A.                             Belgium
Dantec Electronique S.A.                             France
Dantec Elettronica Srl                               Italy
Dantec Medical, Inc.                                 California
Dantec Medizinelektronik GmbH                        Germany
India Biomedical Investment, Ltd.                    Minnesota
India Medtronic Private Limited                      India
InStent Europe B.V.                                  Netherlands
Interamerica Medtronic, Inc.                         Illinois
Interbank Leasing                                    Colorado
International Finance C.V. (INFIN C.V.)              Netherlands
International Medical Education Corporation          Colorado
MDTRNC-Vingmed AB                                    Sweden
Med Rel, Inc.                                        Minnesota
Medtronic (Africa) (Proprietary) Limited             South Africa
Medtronic AneuRx, Inc.                               Minnesota
Medtronic Asia, Ltd.                                 Minnesota
Medtronic Asset Managment, Inc.                      Minnesota
Medtronic Australasia Pty. Limited                   Austraila
Medtronic Avalon, Inc.                               Delaware
Medtronic B.V.                                       Netherlands
Medtronic Belgium, S.A.                              Belgium
Medtronic Bio-Medicus, Inc.                          Minnesota
Medtronic do Brasil Ltda.                            Brazil
Medtronic of Canada, Ltd.                            Canada
Medtronic Carbon Implants, Inc.                      Delaware
Medtronic CardioRhythm                               California
Medtronic China, Ltd.                                Minnesota
Medtronic Commercial Ltda.                           Brazil
Medtronic Dominicana C. por A.                       Dominican Republic
Medtronic Electromedics, Inc.                        Minnesota
Medtronic Export, Inc.                               Delaware
Medtronic Europe, N.V.                               Belgium
Medtronic Europe S.A.                                Switzerland
Medtronic FSC B.V.                                   Netherlands
Medtronic France S.A.                                France
Medtronic G.m.b.H.                                   Germany
Medtronic Heart Valves, Inc.                         Minnesota
Medtronic HemoTec, Inc.                              Colorado
Medtronic Iberica, S.A.                              Spain
Medtronic InStent, Inc.                              Minnesota
Medtronic InStent (Israel), Inc.                     Israel
Medtronic International, Ltd.                        Delaware
Medtronic International Technology, Inc.             Minnesota
Medtronic Interventional Vascular, Inc.              Delaware
Medtronic Interventional Vascular, Inc.              Massachussetts
Medtronic Italia S.p.A.                              Italy
Medtronic Japan Co., Ltd.                            Japan
Medtronic Korea Co., Ltd.                            South Korea


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NAME OF SUBSIDIARY                                   JURISDICTION OF
                                                     INCORPORATION

Medtronic Latin America, Inc.                        Minnesota
Medtronic Limited                                    United Kingdom
Medtronic Medical Device Hellas S.A.                 Greece
Medtronic Mediterranean SAL                          Lebanon
Medtronic Micro Interventional Systems, Inc.         Minnesota
Medtronic Milaca, Inc.                               Minnesota
Medtronic Osterreich Ges.m.b.H.                      Austria
Medtronic Overseas, Inc.                             Delaware
Medtronic PS Medical, Inc.                           California
Medtronic Puerto Rico, Inc.                          Minnesota
Medtronic S. de R.L. de C.V.                         Mexico
Medtronic S.A.I.C.                                   Argentina
Medtronic (Shanghai) Ltd.                            China
Medtronic (Schweiz) A.G.                             Switzerland
Medtronic (S) Pte., Ltd.                             Singapore
Medtronic Treasury International, Inc.               Minnesota
Medtronic Treasury Management, Inc.                  Minnesota
Medtronic de Venezuela S.A.                          Venezuela
Medtronic-Vicare AS                                  Denmark
Medtronic-Vingmed AS                                 Norway
Medtronic World Trade Corporation                    Minnesota
Omikcron Ltd.                                        Hungary
OSMED, Inc.                                          Michigan
Sentron Europe BV                                    Netherlands
Sentron Incorporated                                 Washington
Synectics-Dantec Finland OY                          Finland
Synectics-Dantec France S.A.                         France
Synectics GmbH                                       Germany
Synectics IR SA                                      Luxembourg
Synectics Medical A.B.                               Sweden
Synectics Medical B.V.                               Netherlands
Synectics Medical bvba                               Belgium
Synectics Medical Co., Ltd.                          South Korea
Synectics Medical Inc.                               New Jersey
Synectics Medical Limited                            United Kingdom
Synectics Medical Poland Spolka Z.O.O. (Ltd.)        Poland
Synectics Medical Srl                                Italy
Telecardiocontrol, C.A.                              Venezuela
Vitafin N.V.                                         Netherlands
Vitatron Austria GmbH                                Austria
Vitatron Beheersmaatschappij B.V.                    Netherlands
Vitatron Belgium N.V.                                Belgium
Vitatron G.m.b.H.                                    Germany
Vitatron, Incorporated                               Delaware
Vitatron Japan Co., Ltd.                             Japan
Vitatron Medical B.V.                                Netherlands
Vitatron Medical Espana S.A.                         Spain
Vitatron Nederland B.V.                              Netherlands
Vitatron N.V.                                        Netherlands
Vitatron S.A.R.L.                                    France
Vitatron Scientific B.V.                             Netherlands
Vitatron Sweden A.B.                                 Sweden
Vitatron U.K. Limited                                United Kingdom
Zinetics Medical, Inc.                               Utah